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                                                                    Exhibit 23.1


ARMANINO MCKENNA LLP
Certified Public Accountants & Consultants
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx: 925.790.2601
www.amllp.com



                                               September 23, 2005



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this filing on Form 8-K/A of our report dated April 19, 2005 appearing in Able Electronics Corporation's Financial Statements for the years ended April 3, 2005 and April 4, 2004.

                                        Very truly yours,


                                        /s/ Armanino McKenna LLP
                                        ------------------------------------
                                        Andrew J. Armanino, Managing Partner
                                        ARMANINO McKENNA LLP

AJA/cmn





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